Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-124420, 333-133013, 333-176177, and 333-255536 on Form S-8 of our report dated February 26, 2024, relating to the consolidated financial statements of Astec Industries, Inc. and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Nashville, Tennessee
February 26, 2025